SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                         June 23, 1994
     -----------------------------------------------------
      (Date of Report [Date of earliest event reported])



           COMPUTER ASSOCIATES INTERNATIONAL, INC.
    ------------------------------------------------------
     (Exact name of registrant as specified in its charter)




         Delaware          0-10180          13-2857434
    ------------------------------------------------------
        (State or other   (Commission      (I.R.S. Employer
         jurisdiction of   File Number)     Identification No.)
          incorporation)


     1 Computer Associates Plaza, Islandia, New York      11788
    -------------------------------------------------------------
        (Address of principal executive office)        (Zip Code)

                         (516) 342-5224
         -----------------------------------------------
          (Registrant's telephone, including area code)


                         Not Applicable
     ------------------------------------------------------------
     (Former name or former address, if changed since last report)

Item 2 Acquisition or Disposition of Assets
       ------------------------------------

(a) On May 25, 1994, Computer Associates International, Inc. (the "Registrant") through a wholly owned subsidiary, Speedbird Merge, Inc. ("Speedbird"), commenced a tender offer for all of the approximately 23.5 million issued and outstanding shares of The ASK Group, Inc. ("ASK") common stock at a price of $13.25 per share in cash. The purchase price was determined through a series of arms length negotiations between officers and representatives of the Registrant and ASK's representatives and Board of Directors. The offer was made pursuant to a definitive Agreement and Plan of Merger dated as of May 18, 1994 (the "Agreement") among the
Registrant,   Speedbird   and   ASK.  On  June  23,  1994,  the
Registrant through Speedbird accepted for payment approximately 23.2 million shares of ASK's outstanding common stock validly tendered in the offer.

ASK is in the business of developing, marketing and selling computer-based relational database management systems, data access and connectivity products, manufacturing and financial software application development tools and providing related consulting and support services. ASK's assets consist of cash, receivables, property and equipment, purchased software products and other tangible and intangible assets. ASK's liabilities consist primarily of trade payables, normal accruals, restructuring cost accruals taken during ASK's third quarter ended March 31, 1994 and bank debt under revolving and term loan facilities. The purchase price and associated charges will be allocated among the identifiable tangible and intangible assets of ASK based on their fair market value at the acquisition date under the purchase method of accounting for business combinations. The cost of purchased research and development for that portion of the acquired technology that has not reached the working model stage and has no alternative future use will be written off against the Registrant's earnings in its first quarter ending June 30, 1994. The after-tax charge against earnings is initially estimated to be approximately $155 million, or approximately $.89 per share.

The pending merger of ASK and Speedbird will become effective as reasonably practicable after the satisfaction of the conditions set forth in, and subject to the terms of, the Agreement (including, without limitation, the resolution of certain matters, and the expiration of applicable notice periods, under certain of ASK's stock option plans). Once the pending merger becomes effective, ASK will become a wholly owned subsidiary of the Registrant.

The total funds needed to consummate the offer and the merger is approximately $330 million. The Registrant has obtained and will continue to obtain such funds from the Registrant's general corporate funds and drawings under the Registrant's $500 million Credit Agreement dated as of June 21, 1994, between the Registrant, the banks and other financial institutions party thereto and Credit Suisse, as Agent.

(b) ASK utilized its assets in its computer software business, and the Registrant intends to continue such use in its own software business.


Item 7  Financial Statements and Exhibits.
        ----------------------------------

(a) Financial Statements of Business Acquired.

The required financial statements of ASK were previously reported in ASK's Annual Report on Form 10-K for the year ended June 30, 1993 and Quarterly Reports on Form 10-Q for the quarters ended September 30, 1993, December 31, 1993 and March 31, 1994, respectively, and incorporated herein by reference.

(b) Pro Forma Financial Information.
    --------------------------------

The following unaudited pro forma combined condensed balance sheet as of March 31, 1994 and the unaudited pro forma combined condensed income statement for the year ended March 31, 1994 gives effect to the merger of ASK as if it had occurred on April 1, 1993 for purposes of the income statement and as of March 31, 1994 for purposes of the balance sheet. The unaudited pro forma information is based on the historical financial statements of the Registrant and ASK giving effect to the transaction under the "purchase" method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements.

The Registrant has a fiscal year end of March 31 while ASK has a fiscal year end of June 30. As a result, the operations for the twelve months ended March 31, 1994 for the Registrant have been combined with the twelve months ended March 31, 1994 for ASK. ASK's twelve month period was derived by adding ASK's three months ended June 30, 1993 with its nine months ended March 31, 1994.

The after-tax charge of $155 million resulting from purchased research and development costs has been reflected in stockholders' equity in the pro forma consolidated condensed balance sheet at March 31, 1994. This same charge has been excluded from the pro forma consolidated condensed income statement for the year ended March 31, 1994 consistent with Rule 11-02 of Regulation S-X.

The unaudited pro forma statements have been prepared by the Registrant's management based upon the financial information of the Registrant and ASK. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations which would actually have been reported had the acquisition been in effect during these periods or which may be reported in the future. These unaudited pro forma financial statements should be read in conjunction with the separate notes to unaudited pro forma financial statements as well as the audited financial statements and related notes thereto of the Registrant and ASK.



                                    Pro Forma Condensed Combined Balance Sheets
                                             of the Registrant and ASK
                                                   March 31, 1994
                                                    (Unaudited)
                                              (Amounts in Thousands)

                                        Historical  Historical  Pro Forma      Pro Forma
                                        Registrant   ASK(a)    Adjustments      Results
                                       ----------- ----------- -----------    -----------
ASSETS:

Cash and cash equivalents . . . . . .    $133,127     $30,804                   $163,931
Marketable securities . . . . . . . .     235,071                                235,071
Trade and installment
  accounts receivable . . . . . . . .     594,854     123,725                    718,579
Inventories and other
  current assets. . . . . . . . . . .      36,169      15,098                     51,267
                                       ----------- ----------- -----------    -----------
   TOTAL CURRENT ASSETS . . . . . . .     999,221     169,627                  1,168,848

INSTALLMENT ACCOUNTS
  RECEIVABLE, due after
  one year - net. . . . . . . . . . .     626,923         999                    627,922

PROPERTY AND EQUIPMENT - net. . . . .     304,590      44,469                    349,059

PURCHASED SOFTWARE PRODUCTS - net . .     259,290      15,091    $234,947 (c)    509,328

GOODWILL - net. . . . . . . . . . . .     201,665      42,283      38,635 (c)    282,583

INVESTMENT AND OTHER
  NONCURRENT ASSETS. . . . . . . . . .     99,916      14,202     (12,394)(c)    101,724
                                       ----------- ----------- -----------    -----------
  TOTAL ASSETS                         $2,491,605    $286,671    $261,188     $3,039,464
                                       =========== =========== ===========    ===========

LIABILITIES AND STOCKHOLDERS" EQUITY:

LOANS PAYABLE - BANKS. . . . . . . . .    $50,000     $43,100    $330,000 (b)   $423,100
OTHER CURRENT LIABILITIES. . . . . . .    498,622     117,498     160,000 (d)    776,120
LONG-TERM DEBT . . . . . . . . . . . .     71,381                                 71,381
DEFERRED INCOME TAXES. . . . . . . . .    298,914         555      52,500 (c)    351,969
DEFERRED MAINTENANCE . . . . . . . . .    329,555      62,721     (62,721)(c)    329,555
STOCKHOLDERS' EQUITY . . . . . . . . .  1,243,133      62,797    (218,591)(c)  1,087,339
                                       ----------- ----------- -----------    -----------
  TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY . . . . . . . . $2,491,605    $286,671    $261,188     $3,039,464
                                       =========== =========== ===========    ===========




                                      Pro Forma Condensed Combined Income Sheets
                                             of the Registrant and ASK
                                                   March 31, 1994
                                                    (Unaudited)
                                       (In thousands, except per share amounts)


                                        Historical  Historical  Pro Forma      Pro Forma
                                        Registrant   ASK(a)    Adjustments(j)   Results
                                       ----------- ----------- -----------    -----------

Product revenue
  and other related income. . . . . .  $1,455,675    $275,343                 $1,731,018
Maintenance fees. . . . . . . . . . .     692,795     120,336    ($56,545)(e)    756,586
                                       ----------- ----------- -----------    -----------
  TOTAL REVENUE . . . . . . . . . . .   2,148,470     395,679     (56,545)     2,487,604
                                       ----------- ----------- -----------    -----------

Selling, marketing and admin. . . . .   1,000,682     308,420     (50,000)(f)  1,259,102
Product development . . . . . . . . .     211,273      42,651                    253,924
Commissions and royalties . . . . . .     101,410      35,727                    137,137
Depreciation and amortization . . . .     206,317      33,337     106,046 (g)    345,700
Interest expense (income), net. . . .       1,816       3,244      26,400 (h)     31,460
Unusual Expense (k) . . . . . . . . .                  49,000                     49,000
                                       ----------- ----------- -----------    -----------
  TOTAL COSTS AND EXPENSES. . . . . .   1,521,498     472,379      82,446      2,076,323
                                       ----------- ----------- -----------    -----------
Income (loss) before taxes. . . . . .     626,972     (76,700)   (138,991)       411,281

Income tax expense (benefit). . . . .     225,710       7,832     (85,481)(i)    148,061
                                       ----------- ----------- -----------    -----------
  NET INCOME (LOSS) . . . . . . . . .    $401,262    ($84,532)   ($53,510)      $263,220
                                       =========== =========== ===========    ===========

  NET INCOME PER SHARE. . . . . . . .       $2.34                                  $1.54
                                       ===========                            ===========

  SHARES USED IN COMPUTATION. . . . .     171,428                                171,428
                                       ===========                            ===========

                   Computer Associates International, Inc.

            Notes to Pro Forma Condensed Combined Financial Statements




(a) Certain reclassifications were made to conform to the Registrant's headings.

(b) Represents borrowings used to finance the acquisition of ASK common stock.

(c) Estimated valuation adjustments of ASK assets and liabilities resulting from the preliminary allocation of the purchase price, elimination of stockholders' equity and the estimated $155 million after tax charge taken at time of acquisition for purchased research and development costs. See (j) below for additional information.

(d) Accrued expenses associated with preliminary cost estimates, including severence costs, termination of leases, cost to provide maintenance contracts existing at date of acquisition and other reserves.



(e) Ratable recognition of maintenance assuming acquisition had taken place on April 1, 1993.


(f) Cost of providing maintenance contracts existing at date of acquisition and accrued at that time.

(g) Additional amortization of purchased software and goodwill resulting from ASK acquisition assuming acquisition had taken place on April 1, 1993. Amortization of purchased software was based on 5-year life. Goodwill is amortized on a 20-year basis.

(h) Interest expense associated with purchase consideration assuming 7% per annum.

(i) Income tax benefit to bring the combined pro forma results to the Registrant's combined effective tax rate of 36%.

(j) The income statement presentation EXCLUDES the effect of an estimated $155 million after tax charge to operations taken at time of acquisition for purchased research and development costs related to acquired technology that has not reached the working model stage and has no alternative future use.

(k) The Unusual Expense related to restructuring charges taken by ASK during its second quarter ended December 31, 1994 ($4 million) and during its third quarter ended March 31, 1994 ($45 million).

(c) Exhibits.
    ---------

1.  The  ASK  Group,  Inc.  Annual Report on Form 10-K (File 0-
10625) for the year ended June 30, 1993 previously filed and incorporated by reference herein.

2.  The  ASK  Group,  Inc.  Form  10-Q  (File  0-10625) for the
quarter   ended   September   30,  1993  previously  filed  and
incorporated herein by reference.

3.  The  ASK  Group,  Inc.  Form  10-Q  (File  0-10625) for the
quarter   ended   December   31,   1993  previously  filed  and
incorporated herein by reference.

4. The ASK Group, Inc. Form 10-Q (File 0-10625) for the quarter ended March 31, 1994 previously filed and incorporated herein by reference.

5.    Computer  Associates International, Inc. Annual Report on
Form 10-K (File 0-10180) for the year ended March 31, 1994 previously filed and incorporated herein by reference.

6. Agreement and Plan of Merger dated as of May 18, 1994 among the Registrant, Speedbird and ASK previously filed as an Exhibit to the Registrant's 14D-1/13D (File 005-34725) and incorporated herein by reference.



                          Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


           Computer Associates International, Inc.
                         (Registrant)


           By: /s/Sanjay Kumar
               -----------------------------------
                         Sanjay Kumar
              President and Chief Operating Officer




Date: July 1, 1994




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